EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (No. 333-234698) on Form S-3ASR and (Nos. 333-101826, 333-172823, 333-175031, 333-192287, 333-199037, 333-209710, 333-213022, 333-34047, 333-49994, 333-49996, 333-221271, 333-228719, 333-233715 and 333-240996) on Form S-8 of our report dated March 1, 2022, with respect to the consolidated financial statements of Sarepta Therapeutics, Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Boston, Massachusetts

March 1, 2022